UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MOMENTUS INC.

(Name of Registrant As Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

Items of Business

1.     To elect to the Board of Directors the three nominees set forth in the accompanying proxy materials for a three-year term, or until their successors are duly elected and qualified.

2.     To ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.     To transact such other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Annual Meeting Details

You can vote if you are a stockholder of record as of the close of business on April 4, 2022.

The Annual Meeting of Stockholders will be held in a virtual format only, via live webcast at www.virtualshareholdermeeting.com/MNTS2022

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to post these materials on the internet, which enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

By order of the Board of Directors,

Paul Ney
Chief Legal Officer and Corporate Secretary
April 14, 2022

Date and Time May 31, 2022 9:00 a.m. pacific time
Where Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2022

Your Vote is Important

Please carefully review the proxy materials and follow the instructions below to cast your vote as soon as possible in advance of the meeting.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to stockholders beginning on or about April 14, 2022.

VOTE ONLINE By May 30, 2022 www.proxyvote.com
VOTE BY PHONE By May 30, 2022 1-800-690-6903
VOTE BY MAIL By May 30, 2022 Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717
VOTE DURING THE MEETING Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2022

i

3901 N. First Street
San Jose, California 95134

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2022
AT 9:00 A.M. PACIFIC TIME

GENERAL INFORMATION

When is this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, on or about April 14, 2022, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021, or the Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to submit your proxy or voting instructions through the internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. The Annual Report is available on the Investor Relations section of our website at https://investors.momentus.space/financial-information/annual-reports.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability of Proxy Materials will be mailed to holders of record and beneficial owners of our common stock starting on or around April 14, 2022. The Notice of Internet Availability of Proxy Materials will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report, on the website referred to in the Notice of Internet Availability of Proxy Materials or, alternatively, how to request a copy of the proxy materials, including a proxy card, by mail. The Notice of Internet Availability of Proxy Materials will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials for future stockholder meetings in printed form by mail, or electronically by email, on an ongoing basis. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability of Proxy Materials, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this document.

Who is soliciting my vote?

The Board of Directors of Momentus Inc. is soliciting your vote for the 2022 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 4, 2022.

How many votes can be cast by all stockholders?

A total of 81,762,269 shares of common stock of the Company were outstanding on the record date for the Annual Meeting and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•        By Internet. If you received the Notice of Internet Availability of Proxy Materials or a printed copy of the proxy materials, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. You may vote via internet website address at www.proxyvote.com. Votes by internet must be submitted by 11:59 p.m. eastern time on May 30, 2022.

•        By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. You may vote via telephone at 1-800-690-6903. Votes by telephone must be submitted by 11:59 p.m. eastern time on May 30, 2022.

•        By Mail. If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope provided or return your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s Board of Directors and FOR the ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed, or otherwise receive or obtain, a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by May 30, 2022.

•        By Internet at the Annual Meeting. You may also vote in person virtually by attending the meeting at www.virtualshareholdermeeting.com/MNTS2022. To attend the Annual Meeting and vote your shares, you must register in advance at www.virtualshareholdermeeting.com/MNTS2022 no later than 11:59 p.m. eastern time on May 30, 2022 and provide the control number located on your Notice of Internet Availability of Proxy Materials or proxy card.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•        By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•       By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online by registering at www.virtualshareholdermeeting.com/MNTS2022. In order to attend the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/MNTS2022 no later than 11:59 p.m. eastern time on May 30, 2022 and provide the control number located on your Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. The webcast will start at 9:00 a.m. pacific time on May 31, 2022.

What are the Board of Directors’ recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1:   FOR election of the three Class I director nominees (page 7).

Proposal 2:   FOR ratification of the selection of Armanino LLP as the Company’s independent registered public accounting firm (page 33).

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/MNTS2022. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Note that under Nasdaq Capital Market, or Nasdaq, rules, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the Annual Meeting, that firm has the discretion to vote your shares on proposals that Nasdaq has determined are routine. Such firm will not have the discretion to vote your shares on proposals that Nasdaq has determined are non-routine. For purposes of the proposals in this proxy statement, the election of director nominees is a non-routine matter, and the appointment of an independent registered public accounting firm is a routine matter. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Company’s Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proposal 1 — Election of three Class I director nominees

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•        vote FOR all nominees;

•        vote FOR one or more nominees and WITHHOLD from other nominees; or

•        WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of the director.

Proposal 2 — Ratification of the selection of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2.

Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.

If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 9.00 a.m. pacific time on May 31, 2022 and will remain available until the Annual Meeting has ended.

What are the implications of being an “emerging growth company” and “smaller reporting company”?

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) following the fifth anniversary of the closing of our initial public offering; or (ii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Who should I contact if I have any additional questions?

If you hold your shares directly, please contract an investor relations representative at investors@momentus.space. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

Proposal 1 — Election of Directors

The Board of Directors has nominated the following individuals for election as Class I directors of the Company’s Board of Directors to serve until the 2025 Annual Meeting and until his or her successor is elected and qualified or until the individual’s earlier of death, resignation, or removal:

Brian Kabot

Mitchel B. Kugler

Kimberly A. Reed

Each of the above individuals is currently serving as a director of the Company. Biographical information for each nominee is contained in the “Board of Directors and Corporate Governance” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute director nominee that the Board of Directors recommends.

Vote Required

The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the director nominees.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The primary responsibilities of the Board of Directors are to provide oversight, strategic guidance, counseling and direction to the Company’s management. When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board to satisfy its oversight responsibilities effectively in light of its business and structure, the board will focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business. The board is divided into three classes, with members of each class serving staggered three-year terms. The board held 3 meetings in the 2021 fiscal year, which were each attended by all of the directors of the board.

The following table sets forth information with respect to our current directors:

Name	Age	Class	Current Term Expires	Position	Committee Membership
					Audit	Compensation	Disclosure	Nominating and Corporate Governance	Security
Chris Hadfield	62	II	2023	Director		●	●	●
Brian Kabot	44	I	2022	Director		★
Mitchel B. Kugler	61	I	2022	Director	●	●	★
Victorino Mercado	61	III	2024	Security Director				★	★
Kimberly A. Reed	51	I	2022	Director	●			●
Linda J. Reiners	62	III	2024	Lead Independent Director	★
John C. Rood	53	II	2023	Chairperson and CEO			●
★ = Chairperson ● = Member

•        Class I consists of Brian Kabot, Mitchel B. Kugler and Kimberly A. Reed, whose terms will expire at the Company’s first annual meeting of stockholders;

•        Class II consists of Chris Hadfield and John C. Rood, whose terms will expire at the Company’s second annual meeting of stockholders; and

•        Class III consists of Linda J. Reiners and Victorino G. Mercado, whose terms will expire at the Company’s third annual meeting of stockholders.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. Directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the Company’s voting stock.

Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting

Brian Kabot.    Brian Kabot is a member of the Momentus Board of Directors. Mr. Kabot has over 21 years of principal investing experience and has served as a Senior Advisor to Sterling Partners since mid-2021. Sterling Partners is a diversified investment management platform founded in 1983 and based in Chicago. Prior to joining Sterling, Mr. Kabot was the Chief Investment Officer of Stable Road Capital, a single-family office investment vehicle based in Los Angeles, California, since July 2017 and continues to work with them as a consultant. In July 2019, Mr. Kabot was named a Strategic Advisor to The Cannabis ETF (NYSE: THCX), a newly launched cannabis-oriented exchange-traded fund managed by Innovation Shares LLC. From December 2018 until December 2020, Mr. Kabot had been a director of the Treehouse Real Estate Investment Trust, a private real estate investment trust, where he served as the Chairman of the Investment Committee. Mr. Kabot has also served on the board of directors of Old Pal, LLC, a private cannabis brand company, since June 2018, and on the board of directors of Grenco Science LLC, a private developer of portable vaporizers, since July 2019. From May 2016 to July 2017, Mr. Kabot was the Director of Research at Eschaton Opportunities Fund Management LP, a management company for two global value hedge funds. From January 2011 to April 2016, Mr. Kabot served as a partner and Deputy Portfolio Manager of Riverloft Capital Management L.P., a management company for an event-driven hedge fund. From March 2009 to December 2010, he served as a managing director at Gulf Coast Capital, a single-family office investment vehicle. From August 2006 to January 2009, Mr. Kabot ran the industrials, materials, and energy vertical for Sun Capital Partners’ cross cap structure/activist hedge fund. From February 2005 to July 2006, he served as a senior analyst at Reservoir Capital Group. Mr. Kabot also worked as an associate at Questor Management Company from May 2003 to February 2005, where he focused on acquiring distressed and bankrupt companies in the industrials, materials and energy sectors. From June 2000 to April 2003, Mr. Kabot served as an analyst in the merchant banking partners group at Donaldson, Lufkin & Jenrette. Mr. Kabot received a Bachelor of Science in Hotel and Restaurant Administration from Cornell University.

Mitchel B. Kugler.    Since April 2020, Mr. Kugler has served as Managing Partner of Haystack Strategy Partners, a provider of growth strategies, market analytics and competitive assessments to the aerospace and defense, technology and financial sectors, and since August 2020, he has also served as Senior Advisor to McKinsey & Company, a management consulting firm. From June 2009 to April 2020, Mr. Kugler served as Vice President of Corporate Strategy of Raytheon Company (NYSE: RTX), a major provider of defense capabilities and services across the entire A&D sector. Prior to this, Mr. Kugler led Advocacy Integration for The Boeing Company’s defense sector and served as Director of Strategic Initiatives for Boeing’s Missile Defense Systems business from January 2002 to June 2009. From 1992 to 2002, Mr. Kugler served in various senior staff positions in the United States Senate. Mr. Kugler holds a B.S. degree in Economics from the United States Military Academy at West Point and a M.A. degree in National Security Policy Studies from Georgetown University.

Kimberly A. Reed.    Ms. Reed has served as an independent director of the Momentus Board of Directors since August 2021 and a Council on Competitiveness Distinguished Fellow since February 2021. From May 2019 to January 2021 — after being confirmed by the U.S. Senate on a strong bipartisan basis — Ms. Reed served as Chairman of the Board of Directors, President and CEO of the Export-Import Bank of the United States, the nation’s official $135 billion export credit agency, where she worked to help companies succeed in the competitive global marketplace. She previously served as President of the International Food Information Council Foundation where she focused on agriculture, nutrition and health issues; Senior Advisor to U.S. Treasury Secretaries Henry Paulson and John Snow; CEO of the Community Development Financial Institutions Fund; and Counsel to three committees of the U.S. Congress where she conducted oversight and investigations. Ms. Reed also currently serves on the American Swiss Foundation Board of Directors, Hudson Institute’s Alexander Hamilton Commission on Securing America’s National Security

Innovation Base, Krach Institute for Tech Diplomacy at Purdue Advisory Council and Indiana University School of Public Health-Bloomington Dean’s Alliance. She received the U.S. Department of Defense’s highest civilian award — the Medal for Distinguished Public Service — and is life member of the Council on Foreign Relations. Ms. Reed also is a nominee for the Board of Directors of Takeda. She holds a J.D. from West Virginia University College of Law and a B.S. in Biology and B.A. in Government from West Virginia Wesleyan College, and is a National Association of Corporate Directors (NACD) Certified Director.

Directors Continuing in Office Until the 2023 Annual Meeting

Chris Hadfield.    Mr. Hadfield currently serves as the Chief Executive Officer of Chris Hadfield Inc., a promotional and investment company, which he founded in July 2013. He is a retired astronaut, engineer and former pilot in the Royal Canadian Air Force, from which he retired as a colonel. He has served on three space flights, becoming the first Canadian to walk in space in 2001 and serving as Commander of the International Space Station in 2013. In his career as an astronaut, Mr. Hadfield has served in numerous senior roles related to advanced research and technology development and worked closely with Canadian, U.S., and Russian space agencies. Mr. Hadfield’s military career includes roles as a fighter pilot for the Canadian Armed Forces and the North American Aerospace Defense Command (NORAD), and a test pilot for the U.S. Air Force, U.S. Navy, and NASA. He received a B.S. degree in Mechanical Engineering from the Royal Military College in Kingston, Ontario, and an M.S. degree in Aviation Systems from the University of Tennessee.

John C. Rood.    John C. Rood is Momentus’ Chief Executive Officer (CEO) and Chair of its Board of Directors. From May 2020 to August 2021, Mr. Rood served as Chief Executive Officer at John C. Rood and Associates LLC, where he assisted clients in creating strategies for growth, market analysis, capturing new business, and managing customer relationships. From April 2020 until August 2021, Mr. Rood served as an associate at SMA, Inc., a consulting firm which advises clients on initiatives and strategies for growth, assists with business growth, and execution of programs. Since July 2020, Mr. Rood has served as Security Director on the Board of Directors of Radisson Hospitality Inc. and became Chair of the Board in September 2020. Mr. Rood has served on the Board of Directors of Hitachi Vantara Federal since August 2021. From January 2018 to February 2020, Mr. Rood served as the Undersecretary of Defense for Policy in the U.S. Department of Defense. In this role, he served as the principal advisor to the Secretary of Defense for defense policy and led the formulation and coordination of national security policy within the Department of Defense. From June 2014 to January 2018, Mr. Rood worked at Lockheed Martin, first from June 2014 to March 2016 as Vice President for Corporate Domestic Business Development and later from March 2016 to January 2018 as Senior Vice President for Lockheed Martin International. Prior to joining Lockheed Martin, Mr. Rood was Vice President for U.S. Business Development at the Raytheon Company from March 2009 to June 2014. From September 2007 to January 2009, he served as Acting Undersecretary for Arms Control and International Security, and from October 2006 to September 2007, he served as the Assistant Secretary for International Security and Nonproliferation in the U.S. Department of State. Mr. Rood holds a B.S. degree in Economics from Arizona State University.

Directors Continuing in Office Until the 2024 Annual Meeting

Linda J. Reiners.    Ms. Reiners is the owner of Casablanca Teas, LLC, a company she founded in April 2016. From January 2014 to April 2016, Ms. Reiners led Corporate Strategic Ventures and served as Chief Operating Officer and a director for U.K. Seabed Resources, a wholly owned subsidiary of Lockheed Martin UK, in partnership with the U.K. Department for Business, Energy and Industrial Strategy. Prior to this, Ms. Reiners served in various executive positions at Lockheed Martin Space Systems for more than 20 years, including most recently as President of Space Commercial Ventures (July 2012 to January 2014), Vice President of Strategy and Business Development (January 2008 to July 2012), Vice President of Missile Defense (January 2004 to January 2008), and Vice President of Finance and Business Operations at the Space Systems Company (September 1999 to January 2004). Ms. Reiners holds a B.S. degree in Political Science from the University of Idaho and earned a M.S. degree as a Sloan Fellow from the Stanford Graduate School of Business.

Victorino G. Mercado.    Mr. Mercado served as Assistant Secretary of Defense for Strategy, Plans, and Capabilities from July 2019 to January 2021, after being confirmed by the U.S. Senate. In this role, he was a principal advisor to the Department on national security and defense strategies, and the plans and future capability investments required to implement the strategies. Prior to serving in the Department of Defense as a senior defense civilian, Mr. Mercado served 35 years in the U.S. Navy and retired as a two-star Admiral. He held a number of senior operational and staff positions, including Director of Maritime Operations of the U.S. Pacific Fleet, Director of the Assessments Division in the Office of the Chief of Naval Operations and Commander of Carrier Strike Group Eight. One of Mr. Mercado’s shore tours was with the Navy’s engineering and acquisition community as the command, control, communications and intelligence warfare systems engineering manager for the AEGIS Program Manager. He brings a rich background in security from the tactical to the strategic level.

Corporate Governance

Director Composition

As illustrated by the director biographies on the previous pages, our board is made up of a diverse group of leaders with substantial experience in their respective fields. We believe that diversity in our board’s composition, skills, qualifications and experiences contributes to an effective and well-functioning board. As such, we believe that the board possesses the necessary qualifications to provide effective oversight and insightful strategic guidance for the Company.

We regularly review our board’s composition to identify the skills needed for our Company both in the near term and into the future. We highly value diversity in composition, experience and skills in evaluating and recommending new directors for our board. Ongoing strategic board succession planning assures that the board continues to maintain an appropriate mix of objectivity, skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of more experienced directors.

Director Independence

Each of the directors on the Board of Directors, other than John C. Rood, qualifies as an independent director, as defined under Nasdaq listing rules, and the board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the Audit Committee, as discussed below.

Hedging Prohibitions

Our Insider Trading Policy prohibits our directors, officers, employees or designated contractors from purchasing any financial instruments, including variable forward contracts, equity swaps, collars or exchange funds, or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the Company’s securities.

Communications with the Board

Any matter intended for the board, or for any individual member of the board, should be directed to Momentus Inc., 3901 N. First Street, San Jose, California 95134, Attention: Corporate Secretary, with a request to forward the communication to the intended recipient. In general, any stockholder communication delivered to the Company for forwarding to board members will be forwarded in accordance with the stockholder’s instructions. The Company reserves the right not to forward to board members any abusive, threatening or otherwise inappropriate materials.

Board Leadership Structure

The board has determined that it should maintain the flexibility to select the Chair of the Board of Directors of the Company and adjust its board leadership structure based on circumstances existing from time to time and based on criteria that are in the Company’s best interests and the best interests of our stockholders, including the composition, skills, diversity and experience of the board and its members, specific challenges faced by the Company or the industry in which we operate and governance efficiency. The board has adopted Corporate Governance Guidelines, which provides for the appointment of a lead independent director at any time when the Chairperson is not independent. As Mr. Rood, our Chief Executive Officer, is the Chairperson of the board, the board has appointed Linda J. Reiners as lead independent director.

Security Director

Under our National Security Agreement (the “NSA”), the board must include a director who is approved by the CFIUS Monitoring Agencies. This director, referred to as the “Security Director,” has a fiduciary duty, to the extent consistent with his or her fiduciary duties to the Company and its stockholders under Delaware law, to the U.S. government. The Security Director serves as the primary liaison between the Board of Directors and the CFIUS Monitoring Agencies and has authority to oversee compliance with the NSA. To the extent that the Security Director believes that a conflict of interest is reasonably likely to exist between her or his fiduciary duties under Delaware law to the Company and/or its stockholders and to the CFIUS Monitoring Agencies, the Security Director is required to promptly inform the CFIUS Monitoring Agencies of such conflict. The Security Director is the sole member of the Security Committee of the Board of Directors and has the power to effect the following actions:

•        In the Security Committee’s sole discretion, remove and replace any officer or employee of the Company;

•        Review all contracts with customers, third-party vendors and service providers, and all contracts related to certain technical relationships and protected technical information to ensure they comport with the obligations under the NSA; and

•        In the Security Committee’s sole discretion, block or terminate any contract that the Security Committee determines could reasonably be expected to allow for actions contrary to the NSA, including provisions that the Security Committee determines could reasonably be expected to provide certain parties identified in the NSA with access to protected technical information or could reasonably be expected to cause the transfer of protected technical information in a manner harmful to U.S. national security.

The Security Director is also a member of the Nominating and Corporate Governance Committee. Any individual nominated by the Board of Directors to serve as a director must be approved by the Security Director. Thus, no person can be nominated to serve as a director of the Company without the approval of the Security Director.

In addition to the powers above, the Security Director has the following responsibilities:

•        Provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters related to the Company’s governance and compliance with the NSA;

•        Develop the annual budget for third-party services and other expenses necessary for the Company to perform its obligations under the NSA and the arrangements that set forth the terms for certain parties identified in the NSA relinquishing their ability to direct the voting of interests in the Company;

•       Review and approve any proposed amendments to the security plan and communications plan required by the NSA, prior to submission of the CFIUS Monitoring Agencies, and any policies and procedures adopted by the Company pursuant thereto, in each case in the Security Director’s sole discretion;

•       Consult with the CFIUS Monitoring Agencies on nominations to the board and exercise this authority in the Security Director’s sole discretion, subject to such consultation with the CFIUS Monitoring Agencies;

•        Serve as the primary liaison between the board and the CFIUS Monitoring Agencies and provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters relating to the Company’s governance and compliance with the NSA; and

•        Report any actual or potential violation of the NSA to the CFIUS Monitoring Agencies and the third-party monitor within 24 hours of discovery.

Our amended and restated certificate of incorporation provides that the Security Director may only be removed for cause and with the approval of the CFIUS Monitoring Agencies and at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors voting as a single class.

In addition, as required by the NSA, if the Security Director recommends that a director be removed from the board due to an identified national security concern, as determined by the Security Director in consultation with the CFIUS Monitoring Agencies, the board must ask for the resignation of such director. If such director does not resign, the board must call a special meeting of stockholders to vote on the removal of such director. Pending such vote, we are required to ensure that such director does not receive any protected technical information of the Company.

Board Role in Risk Oversight

One of the key functions of the board is informed oversight of the Company’s risk management process. This oversight function is administered directly through the board as a whole, as well as through various standing committees of the board that address risks inherent in their respective areas of oversight. In particular, the board is responsible for monitoring and assessing strategic risk exposure and the Company’s Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of Company’s governance guidelines.

Committees of the Board of Directors

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors. Each committee operates under a charter approved by the board. Copies of each charter are posted on the Investor Relations section of our website at https://momentus.space. In addition to these committees, the Board has a Security Committee and a Disclosure Committee as described below.

Audit Committee

The members of the Audit Committee are Linda J. Reiners, Kimberly A. Reed and Mitchel B. Kugler. Ms. Reiners is the Chair of the committee. Each member meets the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Ms. Reiners qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the Audit Committee and the board.

The Audit Committee is responsible for, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

•        reviewing the adequacy of the Company’s system of internal controls and the disclosure regarding such system of internal controls contained in the Company’s periodic filings;

•        pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by the Company’s independent auditors;

•        reviewing with the Company’s independent auditors their independence from management;

•        reviewing, recommending and discussing various aspects of the financial statements and reporting of the financial statements with management and the Company’s independent auditors;

•        overseeing controls governing the Company’s and its management’s public statements regarding the Company, including but not limited to the creation of a disclosure committee; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

The members of the Compensation Committee are Brian Kabot, Chris Hadfield and Mitchel B. Kugler. Mr. Kabot is the Chair of the committee. Each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee is responsible for, among other things:

•        setting the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviewing and approving the compensation, and establishing the goals and objectives, of the other executive officers of the Company;

•        reviewing on a periodic basis and making recommendations regarding non-employee director compensation to the board;

•        administering the Company’s cash and equity-based incentive plans that are stockholder-approved and/or where participants include the Company’s executive officers and directors; and

•        providing oversight of and recommending improvements to the Company’s overall compensation and incentive plans and benefit programs.

The Compensation Committee’s charter provides that it may delegate authority to one or more subcommittees or one or more officers of the Company. If the Compensation Committee delegates authority to an officer of the Company, such officer will not be delegated any authority that relates to the amount or form of compensation of “officers” as defined in Section 16 of the Exchange Act, which includes the authority related to the administration of compensation and incentive plans and benefit programs.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser to assist in the evaluation of CEO or executive officer compensation at the Company’s expense, and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

During the fiscal year ended 2021, the Compensation Committee directly engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as a compensation consultant to provide advice and recommendations on the amount and form of executive and non-employee director compensation. F.W. Cook did not provide additional services to the Company in excess of $120,000.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Victorino G. Mercado, Chris Hadfield, and Kimberly A. Reed. Mr. Mercado is the Chair of the committee. Each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•        identifying, evaluating and making recommendations to the board regarding nominees for election to the Board of Directors and its committees;

•        considering and evaluating stockholder nominees for election to the Board of Directors;

•        developing and making recommendations to the board regarding corporate governance and environmental, social and governance guidelines and matters;

•        overseeing the board’s corporate governance practices;

•        determining the desired qualifications, expertise and characteristics for potential directors, with the goal of developing an experienced and highly qualified board with a diverse background and skillset;

•        overseeing the evaluation and the performance of the board and each of its committees; and

•        contributing to succession planning.

As set out in its charter, the Nominating and Corporate Governance Committee is responsible for the consideration of stockholder-proposed director nominees for election to the board. The Company’s amended and restated bylaws specifically provides the procedures to be followed by stockholders submitting such recommendations. For more information regarding the process and procedures stockholders are required to follow in submitting director nominees, see “Stockholder Proposals and Director Nominations other than Pursuant to Rule 14a-8” on page 36.

Security Committee

The board has a Security Committee comprised of the Security Director. The Security Committee is responsible for overseeing and monitoring Momentus’ operations to ensure that the protective measures contained in the NSA are effectively maintained and implemented; and overseeing the development and implementation of policies and procedures to safeguard protected technical information, protected systems and protected facilities in accordance with the NSA. For more information about the Security Committee, see above under “Corporate Governance — Security Director” on pages 11-12.

Disclosure Committee

The members of the Disclosure Committee are Mitchel B. Kugler, Chris Hadfield, and John C. Rood. Mr. Kugler is the Chair of the committee.

The Disclosure Committee is overseen by the Audit Committee and is responsible for, among other things:

•        coordinating and overseeing the formulation, documentation and evaluation of the Company’s disclosure controls and procedures;

•        periodically reviewing and assessing the adequacy of the Company’s disclosure policy and guidelines, including without limitation the Company’s policies regarding public disclosure of material nonpublic information; and

•       reviewing drafts of certain of the Company’s disclosure documents.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been at any time one of Momentus’ officers or employees. None of Momentus’ executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving as a member of Momentus’ board or Compensation Committee.

Code of Business Conduct

The Board of Directors has adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct is available in the Corporate Governance section of the Investor Relations page on our website at www.momentus.space. In addition, we have posted on the Corporate Governance section of our website all disclosures that are required by law or Nasdaq listing standards, including any amendments to, or waivers from, any provision of the Code of Business Conduct.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of January 31, 2022:

Name	Age	Position
John C. Rood*	53	Chairperson, President and CEO
Dawn Harms	66	Chief Revenue Officer
Rob Schwarz	50	Chief Technology Officer
Jikun Kim	58	Chief Financial Officer
Paul Ney	63	Chief Legal Officer and Corporate Secretary

* Mr. Rood is also a director of the Company and his biographical information appears on page 10.

Executive Officers

Dawn Harms.    Ms. Harms is Momentus’ Chief Revenue Officer (CRO). Ms. Harms has served as our Chief Revenue Officer since November 2019. From January 2019 to November 2019, Ms. Harms was Principal at Space Architectures LLC, a defense and space consulting company. From August 2014 to December 2018, she served as Vice President of Global Sales and Marketing at Boeing Satellite Systems International. From August 2012 to August 2014, she served as Vice President of Sales and Marketing at International Launch Services, the sales organization for the Proton rocket where she also served on their Board of Directors. From 1990 to August 2012, Ms. Harms was Vice President of Sales and Marketing at Space Systems Loral (now Maxar). Ms. Harms currently is a member of the Board of Directors of Mansat Ltd., an orbital spectrum management company. Ms. Harms holds a B.S. degree in Electrical Engineering from the University of Wisconsin-Madison and serves as an industrial advisor to the College of Engineering.

Rob Schwarz.    Mr. Schwarz is the Chief Technology Officer (CTO) at Momentus and is responsible for the vision and technical direction of the full line of Momentus products. Mr. Schwarz has a background in spacecraft systems engineering and management, product management, and innovation. Prior to joining Momentus, Mr. Schwarz spent 20 years at Space Systems Loral (now part of Maxar) and Orbital Sciences (now part of Northrop Grumman) working on various commercial and government space projects. Mr. Schwarz was Executive Director of Systems Engineering at SSL from 2010-2015 and then moved to Product Management before becoming CTO of the Maxar Space Division in 2018. He joined Momentus in early 2020 as CTO. Mr. Schwarz holds a BS degree in Mechanical & Aerospace Engineering from Rutgers University (‘95) and a MS degree in Aeronautics and Astronautics from MIT (‘97).

Jikun Kim.    Mr. Kim is Momentus’ Chief Financial Officer (CFO). Mr. Kim has served as our Chief Financial Officer since September 2020. From January 2019 to September 2020, Mr. Kim served as the Chief Financial Officer at Formlabs Inc., a 3D printer company. From June 2016 to December 2019, Mr. Kim served as the Chief Financial Officer at EMCORE Corporation, a publicly held company producing advanced semiconductor products, and from February 2015 to June 2016, he served as Chief Financial Officer at MEREX Company, a defense and space company. From June 2009 to February 2015, Mr. Kim served as Chief Financial Officer at AeroVironment, Inc., a public aviation and aerospace technology company. Mr. Kim received an M.B.A. degree from Columbia Business School, an M.S. degree in Electrical Engineering from the University of California at Los Angeles and a B.S. degree in Electrical Engineering from the University of California at Berkeley.

Paul Ney.    Mr. Ney is Momentus’ Chief Legal Officer (CLO) and Corporate Secretary. Mr. Ney has nearly four decades of public service and private law practice experience. Most recently, he was presidentially appointed and confirmed by the U.S. Senate to serve as the General Counsel of the Department of Defense. In this position, he was the Department’s chief legal officer leading a team of over 12,000 lawyers that served the Department’s more than 2.8 million military and civilian personnel, and he served as the Designated Agency Ethics Official overseeing the Department’s Standards of Conduct Office. During his tenure in the

Department of Defense, the U.S. Space Force and the U.S. Space Command were established. In earlier government roles, Mr. Ney was the Principal Deputy and the acting General Counsel of the United States Department of the Navy and Chief Deputy Attorney General for the State of Tennessee. He also served as Director of the Nashville Davidson County Mayor’s Office of Economic and Community Development. Before his most recent service in the Pentagon, Mr. Ney was a partner in the law firms Trauger, Ney & Tuke, and Patterson Intellectual Property Law, P.C. He is a registered patent attorney and has more than two decades of experience litigating intellectual property law matters.

EXECUTIVE COMPENSATION

The Company qualifies as a “smaller reporting company” under rules adopted by the SEC. Accordingly, the Company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.

Our named executive officers (or “NEOs”) for 2021 were as follows:

John C. Rood, our Chief Executive Officer, President and Chair of the Board;

Fred Kennedy, our former President; and

Jikun Kim, our Chief Financial Officer.

Certain information regarding the compensation of our NEOs for 2021 is provided on the following pages.

Summary Compensation Table

The Summary Compensation Table below summarizes the compensation paid to, awarded to, or earned by our Chief Executive Officer and our two other most highly compensated officers for the fiscal years ended December 31, 2021 and 2020. Dr. Kennedy resigned as President of the Company, effective January 21, 2022. Before his resignation, he was employed by the Company for the entire 2021 fiscal year. The footnotes to the Summary Compensation Table set forth narrative discussions of the material factors necessary to understand the information disclosed in the table.

Summary Compensation Table
Name Principal Position(s)	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
		($)	($)	($)	($)	($)	($)
John C. Rood Chief Executive Officer	2021	333,333	633,333	9,999,997	166,667	71,476 (6)	11,204,806
Jikun Kim Chief Financial Officer	2021	350,000	115,000	3,999,999	—	14,497 (7)	4,479,996
	2020	91,477 (8)	27,041	—		21,260 (9)	139,778
Former Executive Officer
Fred Kennedy Former President	2021	350,000	—	4,999,998	—		5,349,998
	2020	104,735	51,781	—	—		156,516

(1)     Amounts shown are amounts actually earned by the NEO during the applicable fiscal year and reflect, to the extent applicable, any salary adjustments that occurred during the year. Amounts shown are not reduced to reflect the NEO’s contributions, if any, to the Company’s 401(k) Plan.

(2)     Amounts shown in this column represent discretionary bonus compensation amounts awarded for the applicable year of service.

(3)     Amounts in this column reflect the aggregate grant date fair value of restricted stock units (“RSUs”), as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by our NEOs upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(4)     Represents an annual fixed bonus amount that was earned by the NEO achieving certain pre-determined, measurable company milestones for the applicable year of service.

(5)     Includes all perquisites and other personal benefits or property, “gross ups” and other amounts reimbursed during the fiscal year and any amounts paid or accrued to any NEO pursuant to a plan or arrangement in connection with any severance obligation.

(6)     This amount includes (i) $50,000 paid for housing expenses for Mr. Rood and (ii) $21,476 in travel expenses and health insurance benefits.

(7)     Represents travel expenses and health insurance benefits.

(8)     Mr. Kim commenced employment with Momentus on September 28, 2020. The amount included herein is the base salary earned by Mr. Kim for the portion of 2020 that he was employed with Momentus.

(9)     Represents relocation expenses and the payment of health insurance.

Narrative to the Summary Compensation Table

The following is a discussion of certain terms of the employment agreements with our NEOs that we believe are necessary to understand the information disclosed in the Summary Compensation Table.

Base Salaries

The Company’s NEOs receive a base salary for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Bonuses

In fiscal year 2021, Mr. Rood, Mr. Kim and Dr. Kennedy were eligible to earn discretionary annual cash bonuses targeted at 100%, 30% and 50%, respectively, of their respective base salaries based on their performance, as determined by the Momentus Board of Directors. In addition, Mr. Rood was eligible for a 2021 cash bonus amount, which was prorated based on the number of days during fiscal year 2021 that Mr. Rood was employed.

Equity Compensation

Our Compensation Committee administers our 2021 Equity Incentive Plan (the “Equity Incentive Plan”) and approves the amount of, and terms applicable to, grants of stock options, RSUs, and other types of equity awards to employees, including the Named Executive Officers.

The Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders; and (iii) promote the success of our business.

The Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and stock bonus awards (all such types of awards, collectively, “equity awards”), although incentive stock options may only be granted to employees.

For the grant date fair values of the options and RSUs, please see the Summary Compensation Table above.

Perquisites

In 2021, Momentus provided its NEOs with benefits intended to be competitive with market practices and to motivate them to carry out their duties with respect to the Company. Some of these benefits are provided under the NEOs’ employment agreements, as described below. The amount of these benefits has been included in the Summary Compensation Table in the “All Other Compensation” column.

Momentus pays the entire premiums associated with its NEOs’ medical insurance coverage; because the Company does not pay the entire premium with respect to the medical insurance coverage of employees generally, the amounts associated with the additional percentage paid by the Company have been included in the Summary Compensation Table in the “All Other Compensation” column.

The Company has established a 401(k) plan which covers all employees. Participants may make voluntary contributions to the plan subject to Internal Revenue Service limitations. The Company does not provide a matching contribution. Momentus also provides other benefits to its NEOs on the same basis as provided to all of its employees, including vacation and paid holidays.

Executive Employment Agreements

Rood Employment Agreement

On August 1, 2021, the Company entered into an employment agreement with Mr. Rood (the “Rood Employment Agreement”), pursuant to which Mr. Rood is entitled to an annual base salary of $800,000 per year and an annual target cash incentive bonus up to $800,000, based upon the achievement of certain objective or subjective criteria determined by the Board of Directors and pro-rated based on actual salary earned in 2021. As described above, the Company has agreed to grant Mr. Rood RSUs having a grant date fair value of $10,000,000. The RSU award will be immediately vested as to 6.25% of the total number of RSUs on its grant date and will vest as to 18.75% of the total number of RSUs upon August 1, 2022, the first anniversary of his start date, and as to 25% of the total number of RSUs on August 1, 2023, August 1, 2024, and August 1, 2025, the second, third and fourth anniversaries of his start date, subject to his continued employment.

Mr. Rood is also entitled to reimbursement for his commuting (including first class airfare) and temporary housing expenses from his residence to Momentus’ headquarters, as reasonably required and a gross-up payment of any income taxes withheld on such commuting and temporary housing expenses until the fourth anniversary of his start date. Mr. Rood is eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Mr. Rood’s employment is “at-will” and may be terminated by either party at any time. Mr. Rood is entitled to severance payments and benefits upon a termination of his employment by Momentus without cause or by Mr. Rood for good reason, as are explained below under “Potential Payments Upon Termination or Change in Control.”

Kim Offer Letter

In September 2020, Momentus entered into an offer letter with Mr. Kim, pursuant to which Mr. Kim is entitled to an annual base salary of $350,000 per year and an annual target cash incentive bonus of $105,000 (which was subsequently increased to $115,000 in 2021), based upon the achievement of certain objective or subjective criteria determined by the board. As described above, Momentus has agreed to grant Mr. Kim either (i) a stock option to purchase a fixed number of shares of Class A common stock or (ii) a variable award of equity having a stated grant date fair value, at the sole discretion of the board. Specifically, Mr. Kim was granted a stock option to purchase 2,500,000 shares of Class A common stock or a variable award of stock options or RSUs with fair market value of $4,000,000. Mr. Kim was also entitled to receive a one-time $20,000 relocation bonus. Mr. Kim is eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Mr. Kim’s employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.

Kennedy Offer Letter

In September 2020, Momentus entered into an offer letter with Dr. Kennedy, pursuant to which Dr. Kennedy was entitled to an annual base salary of $350,000 per year and an annual target cash incentive bonus of $175,000, based upon the achievement of certain objective or subjective criteria determined by the board. Momentus agreed to grant Dr. Kennedy either (i) a stock option to purchase a fixed number of shares of Class A common stock or (ii) a variable award of equity having a stated grant date fair value, at the sole discretion of the board. Dr. Kennedy was also eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Dr. Kennedy’s employment was “at-will” and could be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation. Dr. Kennedy resigned as President of the Company, effective January 21, 2022, and the amounts paid to him in connection with his departure are described below.

The equity awards of the NEOs are granted under the Equity Incentive Plan.

Potential Payments Upon Termination or Change in Control

Rood Employment Agreement

Under the Rood Employment Agreement, if Mr. Rood’s employment is terminated by Momentus without “cause” or by Mr. Rood for “good reason” (as such terms are defined in the Rood Employment Agreement) and Mr. Rood executes a release of claims, Mr. Rood will be entitled to (i) the aggregate amount of his base salary and target annual bonus, payable over a 12-month period from the date of his termination; (ii) a lump sum cash payment equal to his prorated annual bonus for the fiscal year during which Mr. Rood is terminated, based on actual performance; (iii) reimbursements equal to the portion of the monthly health premiums paid by Momentus on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Rood and his eligible dependents become ineligible for COBRA coverage; and (iv) his outstanding unvested equity awards will vest as to that number of shares or units that would have vested had Mr. Rood remained employed until the 12-month anniversary of his termination date.

In addition, the Rood Employment Agreement provides that if Mr. Rood’s employment is so terminated in the period beginning three months prior to and ending 24 months following a “change in control” (as defined in the Rood Employment Agreement) and Mr. Rood executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 18 months of his base salary plus one and one-half times his target annual bonus, (ii) a lump sum cash payment equal to 150% of his prorated annual bonus for the fiscal year during which Mr. Rood is terminated based on actual performance, (iii) reimbursements equal to the portion of the monthly health premiums paid by Momentus on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 18 months following the date of termination and (b) that date that Mr. Rood and his eligible dependents become ineligible for COBRA coverage, and (iv) his outstanding unvested equity awards subject to time vesting will vest in full; provided, that, if Mr. Rood remains employed through the consummation of the change in control and the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue such equity awards at the time of the change in control, his equity awards will vest in full immediately prior to, and contingent upon, the consummation of such change in control.

Kennedy Separation Agreement

In connection with Dr. Kennedy’s resignation in January 2022, the Company and Dr. Kennedy entered into a Separation Agreement, effective January 21, 2022 (the “Kennedy Separation Agreement”). Under the Kennedy Separation Agreement, in exchange for a general release of claims by Dr. Kennedy against the Company, the Company paid Dr. Kennedy severance equal to $350,000 in two installments: (i) $250,000 on January 21, 2022; and (ii) $100,000 paid no later than April 1, 2022. In connection with his resignation, Dr. Kennedy forfeited all unvested RSUs. The amounts paid to Dr. Kennedy under the Kennedy Separation Agreement are not reported in the Summary Compensation Table above because Dr. Kennedy’s resignation occurred after December 31, 2021.

Outstanding Equity Awards at Fiscal-Year End

The following table provides information about the number of outstanding equity awards held by our NEOs on December 31, 2021.

		Option Awards				Stock Awards
								Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested (1)	Number of Unearned Shares or Units	Market or Payout Value of Unearned Shares or Units
John C. Rood	—	—	—	—	—	859,304 (2)	$3,591,891	—	—
Jikun Kim	—	—	—	—	—	251,944 (3)	$1,053,126	—	—
Fred Kennedy	—	—	—	—	—	314,930 (3)	$1,316,407	—	—

(1)     Amounts in this column are based upon a fair market value of $4.18 per share which was the closing price of our Class A common stock as reported by Nasdaq on December 31, 2021.

(2)     Mr. Rood was granted RSUs on November 8, 2021, 6.25% of which vested on November 20, 2021, 18.75% of which will vest on August 20, 2022, and 25% of which will vest on August 20 in each of 2023, 2024 and 2025, subject to the Mr. Rood’s continued employment through each such vesting date.

(3)     Messrs. Kim and Kennedy were granted the RSUs on November 8, 2021. 29.2% of the total number of RSUs vested on November 20, 2021 and the remaining RSUs (70.8%) will vest in 34 equal monthly installments on the 20th of each month, subject to executive’s continued employment through each such vesting date. Subsequent to December 31, 2021, Dr. Kennedy resigned from position as President effective January 21, 2022 and 305,386 unvested RSUs were forfeited.

DIRECTOR COMPENSATION

Director Compensation Policy

The Company adopted a non-employee director compensation policy to govern the Board of Directors. The policy is designed to attract and retain high quality non-employee directors by providing competitive compensation and align their interests with the interests of stockholders through equity awards. It will cover the compensation of all roles on the Board of Directors other than the Security Director and the Chairperson of the Security Committee.

Specifically, the policy provides for the following annual cash retainers, which will be payable quarterly in arrears and pro-rated for partial quarters of service:

Annual Board Member Service Retainer

•        All Outside Directors: $100,000

•        Outside Director serving as Chairperson: $60,000 (in addition to above)

•        Outside Director serving as Lead Independent Director: $30,000 (in addition to above)

Annual Committee Member Service Retainer

•        Member of the Audit Committee: $20,000

•        Member of the Compensation Committee: $15,000

•        Member of the Disclosure Committee: $15,000

•        Member of the Nominating and Corporate Governance Committee: $10,000

Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)

•        Chairperson of the Audit Committee: $30,000

•        Chairperson of the Compensation Committee: $22,500

•        Chairperson of the Disclosure Committee: $22,500

•        Chairperson of the Nominating and Corporate Governance Committee: $15,000

Equity Compensation Beginning at the 2022 Annual Stockholder Meeting

Non-employee directors will receive RSU grants under the Equity Incentive Plan on and after the Company’s 2022 Annual Meeting, annually and upon the beginning of service, which will vest, subject to continuous service through the applicable vesting date:

•        RSUs initially valued at $350,000 upon initial election or appointment to board, which will vest in three equal annual installments from the date of grant; and

•        Additional RSUs initially valued at $250,000 annually, which will vest upon the earlier of the first anniversary of the date of grant or the day before the next annual stockholder meeting, prorated for partial years of service (including the initial year of service).

Transitional Equity Grants

Prior to the 2022 Annual Meeting, in lieu of the RSU grants described above, non-employee directors will receive transitional RSU grants upon the following terms under the Equity Incentive Plan, which will vest, subject to continuous service through the applicable vesting date:

•       Non-employee directors who served after the Closing of the Business Combination (as defined in “Certain Relationships and Related Party Transactions — Support Agreement”) (but before the 2022 Annual Meeting) were granted RSUs initially valued at $350,000, which will vest in three equal annual installments from the date of the Closing.

•       Non-employee directors who served on or after the Closing of the Business Combination were granted RSUs initially valued at $250,000 multiplied by the number of whole months that the non-employee director will have served from the period beginning on the Closing of the Business Combination and ending on June 1, 2022, divided by 12. The RSUs will vest upon the earlier to occur of June 1, 2022 and the day before the Annual Meeting.

Accelerated Vesting

The vesting of the RSU grants will accelerate in full if the non-employee director remains in continuous service until immediately prior to such director’s: (i) death, (ii) “disability,” or (iii) the closing of a “change in control” (as “disability” and “change in control” are defined in the Equity Incentive Plan).

Other Terms

To avoid adverse tax consequences to non-employee directors who reside outside of the United States, the board, in its sole discretion, may provide for non-statutory stock options of equal value in lieu of RSU grants, which will have a term of ten years from the date of grant and an exercise price per share equal to 100% of the fair market value of the underlying Class A common stock on the date of grant. All other terms and conditions that apply to RSU grants under the non-employee director compensation policy will apply to such options.

If permitted by the Company, a non-employee director may elect to defer cash retainers and/or RSU awards prior to being earned into deferred stock units of the Company, which shall settle upon the earlier to occur of the director’s “separation from service” as defined in the Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended, or the date determined by the Company.

The Company will reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, Board of Directors and committee meetings, provided they are reimbursed in accordance with the Company’s travel and expense policy.

Security Director and Chairperson of Security Committee

In addition to compensation under the non-employee director compensation policy, Victorino G. Mercado, as the Security Director and the Chairperson of the Security Committee, will receive additional compensation pursuant to the terms of his offer letter. Mr. Mercado will receive an annual cash retainer of $50,000, payable quarterly in arrears and pro-rated for partial quarters of service. In addition, for the first three months of his service in those roles (which may be further extended if warranted by the duties), Mr. Mercado is entitled to a monthly cash retainer of $20,834. The board approved an extension of Mr. Mercado’s monthly cash retainer payments until June 30, 2022.

Compensation of Directors

The following table provides information about the compensation of directors for the fiscal year ended December 31, 2021. John C. Rood is compensated outside of the director compensation framework, as specified further in “Executive Compensation — Summary Compensation Table.”

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
Brian Kabot	47,421	537,495	584,916
Chris Hadfield	54,197	537,495	591,692
Kimberly A. Reed	50,326	537,495	587,821
Linda J. Reiners	61,937	537,495	599,432
Mitchel B. Kugler	60,971	537,495	598,466
Victorino Mercado	174,365	537,495	711,860

(1)     Amounts in this column reflect compensation earned in 2021 for service as a member of the board and reflect the aggregate grant date fair value of RSUs, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by our Directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(2)     As of December 31, 2021, our non-employee directors held 51,190 outstanding RSUs each, which represents (i) 33,333 RSUs vesting in three equal installments and (ii) 17,857 RSUs vesting on the earlier of (x) June 1, 2022 or (y) the day before the 2022 Annual Meeting, subject to the director’s continued services as a member of the Board of Directors through the vesting date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information known to us regarding the beneficial ownership of our Class A common stock as of April 4, 2022 for each of our NEOs, executive officers, directors, all executive officers and directors as a group and each person known by us to be the beneficial owner of more than 5% of our Class A common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of RSUs, within 60 days of April 4, 2022. Class A common stock subject to warrants or options that are currently exercisable or exercisable within 60 days of April 4, 2022 or subject to RSUs that vest within 60 days of April 4, 2022 are considered outstanding and beneficially owned by the person holding such warrants, options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Momentus Inc., 3901 N. First Street, San Jose, California 95134. The percentage of beneficial ownership of our shares of Class A common stock is calculated based on 81,762,269 shares of Class A common stock outstanding as of April 4, 2022.

Name and Address of Beneficial Owners	Number of Shares	% (1)
5% Stockholders:
Entities Associated with Prime Movers Lab (2) 320 E. Broadway Avenue Jackson, WY 83001	26,626,648	32.6%
Directors and Executive Officers:
Jikun Kim	66,318	* %
Dawn Harms	206,176 (3)	* %
Paul Ney	—	—%
Fred Kennedy	65,616	* %
Brian Kabot	331,824 (4)	* %
John C. Rood	29,245	* %
Rob Schwarz	—	—%
Chris Hadfield	—	—%
Kimberly A. Reed	—	—%
Linda J. Reiners	—	—%
Mitchel B. Kugler	—	—%
Victorino G. Mercado	—	—%
Directors and executive officers as a group (11 individuals) (5)	2,071,063	2.5%

*        Less than one percent.

(1)     The aggregate percentage of shares of Class A common stock reported to be beneficially owned by each person named is determined in accordance with the rules of the SEC and is based on 81,762,269 shares of Class A common stock of the Company outstanding as of April 4, 2022.

(2)     The Schedule 13D/A filed with the SEC by Prime Movers Lab Fund I LP (“PML”) on February 18, 2022, indicated that there were (i) 15,262,526 shares held of record by PML, (ii) 6,049,779 shares held of record by Momentus PML SPV 1 LP (“PML SPV 1”), (iii) 966,903 shares held of record by Momentus PML SPV 2 LP (“PML SPV 2”), (iv) 2,398,186 shares held of record by Momentus PMS SPV3 LP (“PML SPV 3”), (v) 949,254 shares held by Prime Movers Growth Fund I LP (“PM Growth”), and (vi) a warrant to purchase 1,000,000 shares that is exercisable by PM Growth within 60 days of February 16, 2022. Prime Movers Lab GP I LLC (“PML GP”) is the general partner of PML and PML SPV 1. Prime Movers Lab GP II LLC (“PML GP II”) is the general partner of PML SPV 2 and PML SPV 3. Prime Movers Growth GP I LLC (“PM Growth GP”) is the general partner of PM Growth. Dakin Sloss is the manager of PML GP, PML GP II and PM Growth GP and may be deemed to have or share beneficial ownership of the shares held by PML, PML SPV 1, PML SPV 2, PML SPV 3 and PM Growth.

(3)     Consists of (i) 44,258 shares of Class A common stock and (ii) 161,918 shares of Class A common stock issuable upon the exercise of options.

(4)     Represents 331,824 shares of Class A common stock held by Brian Kabot directly. The Schedule 13D/A filed with the SEC by SRC-NI Holdings, LLC, the sponsor entity of Stable Road Acquisition Corp. (the “Sponsor”), on February 11, 2022 (the “Sponsor Schedule 13D/A”), indicated that Mr. Kabot, Juan Manuel Quiroga, and Edward K. Freedman are the three managing members of the Sponsor, the majority approval of whom is required to approve an action of the Sponsor. As a result, none of the aforementioned individuals are deemed to be beneficial owners of the Sponsor’s securities, which, based on the Sponsor Schedule 13D/A, total 3,886,029 shares of Class A common stock in sole voting power and sole investment power. The Sponsor Schedule 13D/A specifies that the Sponsor is not a member of a group.

(5)     This includes directors, nominees, and current executive officers. Fred Kennedy is not included in this calculation because he resigned from the Company after the 2021 fiscal year before the date of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our NEOs and directors are described elsewhere in this proxy statement.

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership of our securities held by our control persons.

Other than the foregoing, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•        we, Stable Road Acquisition Corp. or Legacy Momentus (as defined below) have been or are to be a participant;

•        the amounts involved exceeded or exceeds $120,000; and

•        any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Support Agreement

On August 12, 2021 (the “Closing Date”), Stable Road Acquisition Corp., our predecessor company (“SRAC”), consummated the previously announced mergers contemplated by the Agreement and Plan of Merger, dated as of October 7, 2020, as amended (the “Merger Agreement”), by and among SRAC, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of SRAC (“First Merger Sub”), Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of SRAC (“Second Merger Sub”), and the Delaware corporation that was formerly known as Momentus Inc. (“Legacy Momentus”). Pursuant to the terms of the Merger Agreement, First Merger Sub merged with and into Legacy Momentus (the “First Merger”), with Legacy Momentus being the surviving corporation of the First Merger, immediately followed by the surviving corporation merging with and into Second Merger Sub (the “Second Merger” and, collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of SRAC, under the name Momentus Space LLC. On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), we changed our name from Stable Road Acquisition Corp. to Momentus Inc.

In connection with the Merger Agreement, Prime Movers Lab Fund I, LP (“PML”) and an affiliated entity of PML, entered into a support agreement with SRAC pursuant to which, among other things, they agreed to support the transactions contemplated by the Merger Agreement, including agreeing to execute a written consent constituting the requisite Momentus stockholder approval within three business days of the registration statement relating to the Business Combination becoming effective.

Trusts, Voting Arrangements and Divestment

On March 1, 2021, each of (i) Mikhail Kokorich (and Nortrone Finance S.A., which is wholly owned and controlled by Mr. and Mrs. Kokorich), the Company’s co-founder and former Chief Executive Officer and (ii) Brainyspace LLC (the beneficial owner of which is Olga Khasis, a U.S. citizen and wife of Lev Khasis, a co-founder and former director of the Company who is a legal permanent U.S. resident and also a Russian citizen) (clauses (i) and (ii) together, the “Former Founders”), relinquished their ability to direct the voting of any shares in Momentus through the implementation of trust structures and certain voting arrangements. The Momentus shares of which they are beneficial owners will be voted as directed by voting advisors designated by the Board of Directors of Momentus. The initial voting advisors are certain officers of Momentus, and any successor voting advisors will be subject to approval by the CFIUS monitoring agencies and must be U.S. citizens. The terms of the trust structures require such shares to be divested by March 1, 2024.

Effective as of June 8, 2021, in accordance with the NSA, the Company entered into certain Repurchase Agreements with the Former Founders whereby the Former Founders fully divested 100% of their equity interests in the Company by selling them to the Company (the “Divestment”). The Divestment is broken down as follows: an aggregate of $50,000,000 paid to Mr. Kokorich, Nortrone Finance S.A. and Brainyspace LLC, on a pro rata basis with an aggregate of (a) $40,000,000 to be paid pursuant to the completion of the Business Combination and (b) $10,000,000 to be paid upon a business combination or capital raising transaction (or series thereof, whether in the form of debt or equity) resulting in cash proceeds to the Company of approximately $3,000,000 or more.

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company, the Sponsor, SRAC PIPE Partners LLC (“SRAC Partners”), Cantor Fitzgerald & Co. (“Cantor” together with the Sponsor and SRAC Partners, the “Existing Holders”) and PML, Momentus PML SPV 1, L.P. and Momentus PML SPV 2 LP (collectively, the “Momentus Holders” and together with the Existing Holders, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement, dated as of August 12, 2021 (the “Amended and Restated Registration Rights Agreement”). Under the Amended and Restated Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC to register the resale of certain shares of the Company’s Class A common stock held by the Registration Rights Holders, in addition to private placement warrants held by the Existing Holders and shares of the Company’s Class A common stock issuable upon the exercise of the private placement warrants.

The Company agreed to use its reasonable best efforts to have the registration statement become effective as soon as practicable after the filing thereof but in no event later than the earlier of (i) 60 days following the filing deadline (or 90 days after the filing deadline if the registration statement is reviewed by, and receives comments from, the SEC) and (ii) five business days after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, the Registration Rights Holders are entitled to make up to three demands for registration in the aggregate and that the Company register shares of Class A common stock held by these parties. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders and their permitted transferees, subject to certain requirements and customary conditions.

Additionally, the Amended and Restated Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of Class A common stock held by the Existing Holders immediately following the Closing (not including the shares of Class A common stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements), including (a) in the case of the Existing Holders a lock-up of shares of the Class A common stock held by the Existing Holders as a result of the conversion of founder shares (“Founder Shares”) into the Class A common stock immediately prior to the Closing, on the earlier of (i) six months after the Closing Date or (ii) the first date the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after Closing Date or (iii) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (b) in the case of certain Class A common stock and warrants to purchase Class A common stock held by the Sponsor and Cantor or their permitted transferees, the period ended 30 days after the Closing Date. Notwithstanding the foregoing, with respect to SRAC Partners, only the 176,471 shares of Class A common stock held by SRAC PIPE Partners LLC that were converted from Founder Shares are subject to a lock-up.

The Amended and Restated Registration Rights Agreement amends and restates the registration rights agreement that was entered into by SRAC, the Sponsor and the other parties thereto in connection with SRAC’s initial public offering. The Amended and Restated Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Amended and Registration Rights Agreement,

(ii) the date as of which all of the registrable securities have been sold pursuant to a registration statement or (iii) with respect to a particular Registration Rights Holder, the date as of which all registrable securities held by such holder have been sold pursuant to a registration statement or under Rule 144 or another exemption from registration under the Securities Act.

Lock-Up Agreements

In connection with the Closing, PML and certain affiliates of PML entered into a lock-up agreement containing certain restrictions on transfer with respect to the shares of Class A common stock held by them immediately following the Closing (not including the shares of Class A common stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements) (the “Lock Up Agreements”), including a lock-up of such shares ending on the earliest to occur of (a) six months after the Closing Date, (b) the first date the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Closing Date, and (c) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Additionally, the Sponsor, Brian Kabot, James Norris, Juan Manuel Quiroga, Marc Lahmann, Kellen O’Keefe, and James Hofmockel entered into a letter agreement dated November 7, 2019, as amended on October 7, 2020 (as amended, the “Insider Letter”), whereby shares of the Company’s Class A common stock that were converted from Founder Shares immediately prior to the Closing and which are held by them will be locked-up until the earlier of (a) six months after the completion of the Business Combination or (b) subsequent to the Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Lock-Up Agreements and the Insider Letter expired on February 12, 2022.

Pre-Business Combination Related Party Transactions of SRAC

In February 2021, Stable Road Capital LLC and DIBALYD Investments, an affiliate of Nala Investments, each loaned $300,000 to SRAC pursuant to non-interest-bearing promissory notes (the “Notes”) in order to finance transaction and working capital costs. On July 14, 2021, SRAC entered into amendments to the Notes with Stable Road Capital LLC and DIBALYD Investments, pursuant to which the principal amount of the Notes was increased from $300,000 to $1,350,000. The Notes specified that they were to mature upon the earlier of August 31, 2021 or the consummation of SRAC’s initial Business Combination.

SRAC paid Stable Road Capital LLC, an affiliate of the Sponsor, a total of $10,000 per month for office space, utilities and administrative support. After the completion of SRAC’s initial Business Combination, SRAC ceased paying these monthly fees.

On July 15, 2021, Stable Road Capital LLC and Nala Investments LLC entered into amendments to their Subscription Agreements pursuant to which SRAC will also issue them, and certain other investors (the “PIPE Investors”), at the closing of the purchase of an aggregate of 11,000,000 shares of Class A common stock, warrants to purchase one share of Class A common stock at a price of $11.50 per share (subject to adjustment as described in the Warrant Agreement) for each share of Class A common stock purchased pursuant to such Subscription Agreement.

Pre-Business Combination Related Party Transactions of Legacy Momentus

Legacy Momentus issued Simple Agreement for Future Equity (“SAFE”) notes totaling approximately $20.5 million to affiliates of PML in 2021. The SAFE notes provided PML’s affiliates the right to certain shares of Legacy Momentus’ capital stock upon an equity financing. Under the terms of the Merger Agreement, each SAFE note that was outstanding was automatically converted into the right to receive the aggregate Per Share Company Stock Consideration payable in accordance with the terms of such applicable SAFE note in connection with the transactions contemplated by the Merger Agreement. Each SAFE note so converted was immediately thereafter terminated in accordance with its terms.

Indemnification Agreements

Our second amended and restated certificate of incorporation contains provisions limiting the liability of executive officers and directors, and our amended and restated bylaws provide that the Company will indemnify each of its officers and directors to the fullest extent permitted under Delaware law.

We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers against any and all expenses incurred by such director or executive officer because of his or her status as one of the Company’s directors or executive officers to the fullest extent permitted by Delaware law, our second amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.

Related Party Transactions Policy

After the Business Combination, the board adopted a written related party transactions policy. The policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the Audit Committee, or other independent members of the board in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation (including final approval of audit and other fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Armanino LLP (“Armanino”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022, including the audit of our internal control over financial reporting. Representatives of Armanino are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

The Audit Committee annually reviews Armanino’s independence and performance in deciding whether to retain Armanino or engage an alternative independent auditor. As part of this review, the Audit Committee, among other factors, considers the following:

•        Armanino’s historical and recent performance, including input from Audit Committee members, other independent directors and our management.

•        Armanino’s expertise and qualifications in serving as independent auditor for our different business operations.

•        A review of Armanino’s known legal risks and any significant legal or regulatory proceedings in which it is involved.

•        Other information on audit quality and performance including recent Public Company Accounting Oversight Board (the “PCAOB”) reports on Armanino and its peer firms.

•        Armanino’s tenure as our independent auditor, periodic rotation of the lead partner and engagement quality review partner, and the benefits of continuity of members of the engagement team. Continuity provides institutional knowledge and experience in performing the audit of the Company.

•        Armanino’s conclusion that they are independent with respect to serving as our independent auditor.

In addition to Armanino’s conclusion that they are independent, the Audit Committee believes that Armanino is independent and that there are controls and processes that help ensure such independence including the following: (a) Audit Committee oversight of Armanino includes at least four private meetings each year and an additional four private meetings with the Audit Committee Chair prior to each quarterly Audit Committee meeting; (b) Audit Committee interaction with, and review of, the industry and other qualifications of the lead partner and of the concurring partner including periodic rotation of such partners; (c) oversight of non-audit services that require preapproval by the Audit Committee precludes certain non-audit services and determines that Armanino is an appropriate service provider; (d) discussions with Armanino regarding their internal system of quality control including the firm’s internal quality reviews and procedures for maintaining independence with regard to audit clients; and (e) the overall regulatory framework and regulations and requirements of the PCAOB and the SEC that Armanino is subject to as an independent registered public accounting firm.

We are asking you to ratify the selection of Armanino as our independent registered public accounting firm for the 2022 fiscal year. Although ratification is not required by our bylaws or otherwise, the board is submitting the selection of Armanino to our stockholders for ratification because we value your views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Audit Committee Report

The Audit Committee annually reviews the performance of its duties under its charter. The charter complies with all current regulatory requirements, including requirements pertaining to the Nasdaq listing standards definitions, provisions and applicable exceptions concerning the independence of audit committee members.

In 2021, the Audit Committee held 1 meeting. The Audit Committee’s meeting agendas are established by the Audit Committee Chair, Linda J. Reiners. The Audit Committee met with the senior members of the Company’s financial management team prior to each meeting.

The Audit Committee appointed Armanino as the Company’s independent registered public accounting firm for the year ended December 31, 2021, and reviewed with the Company’s financial managers, the independent registered public accounting firm, and the Company’s internal auditor, overall audit scopes and plans, the results of internal and external controls and the quality of the Company’s financial reporting.

The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. As the Company’s independent registered public accounting firm, Armanino is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2021. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence from the Company and its management, and the Audit Committee has discussed with the independent registered public accounting firm such independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Based on the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC.

The Audit Committee is composed of are Linda Reiners, Kimberly A. Reed, and Mitchel Kugler.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by Armanino for fiscal years ended December 31, 2021 and 2020.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by independent auditors as provided under the Audit Committee charter. All audit, audit-related and tax services during the years ended December 31, 2021 and 2020 were pre-approved by the Audit Committee.

	2021	2020
Audit Fees	$288,459	$242,015
Audit-Related Fees	$—	$—
Aggregate Non-Audit Fees:
Tax Fees	$111,175	$40,748
All Other Fees	—	—
Total Aggregate Non-Audit Fees	$111,175	$40,748
Total Fees	$399,634	$282,763

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.

All other fees would include fees for products and services other than the services reported above.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to ratify the selection of Armanino as our independent registered public accounting firm for the 2022 fiscal year. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast. Proposal 2 for the ratification of the selection of Armanino as our independent registered public accounting firm is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Stockholder Proposals and Director Nominations for Inclusion in the 2023 Proxy Statement

In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting of stockholders in 2023, a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company no later than December 16, 2022, and must comply with the requirements of Rule 14a-8 under the Exchange Act. Written requests for inclusion should be addressed to: Momentus Inc., 3901 N. First Street, San Jose, California 95134, Attention: Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Stockholder Proposals and Director Nominations other than Pursuant to Rule 14a-8

If a stockholder wishes to present a proposal or to nominate one or more directors at our 2023 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance written notice in accordance with the Company’s amended and restated bylaws. Under the amended and restated bylaws, any stockholder of record of the Company entitled to vote for the election of directors may nominate candidates for election to the board or present other business at an annual meeting if a written notice is received by the Corporate Secretary at the Company’s principal executive offices no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth the following information: (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) name, age, business address and residence; (b) principal occupation or employment; (c) class, series and number of any shares of stock of the Company that are beneficially owned or owned of record; (d) the date or dates such shares specified in subsection (c) were acquired and the investment intent of such acquisitions; (e) whether such person meets the independence requirements under Nasdaq listing rules; and (f) all other information that would be required to be disclosed in solicitations of proxies for election of directors pursuant to, and in accordance with, Section 14(a) of the Exchange Act and the rules and regulations thereunder; (ii) as to any other business to be brought before the meeting, (a) a brief description of the business to be brought before the meeting; (b) the text of the proposal or business; (c) the reasons for conducting such business; and (d) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, including any anticipated benefit of the proposing stockholder; and (iii) as to the stockholder providing notice, (a) name and address of the stockholder providing notice; (b) class or series and number of shares of stock of the Company that are directly or indirectly owned of record or beneficially owned by such stockholder; (c) any derivative interest in the Company’s equity securities; (d) any other material relationship between such stockholder and the Company or an affiliate or principal competitor of the Company; (e) all other information that would be required to be disclosed in solicitations of proxies for election of directors pursuant to, and in accordance with, Section 14(a) of the Exchange Act and the rules and regulations thereunder; (f) the stockholder’s written consent to public disclosure of the information provided to the Company under the amended and restated bylaws; (g) a complete written description of any agreement or arrangement between the stockholder, any of its affiliates or associates and any other person acting in concert with the foregoing persons; (h) a representation that the stockholder is the stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (i) a representation regarding whether the stockholder intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal; and (j) any proxy, contract, arrangement or relationship pursuant to which the stockholder has a right to vote, directly or indirectly, any shares of any security of the Company.

Based on the date of this year’s Annual Meeting, to be timely, a stockholder’s notice of director nominations or other stockholder proposals for submission to the Company’s annual meeting of stockholders without inclusion in the Company’s 2023 proxy statement must be received no earlier than January 31, 2023 and no later than March 2, 2023. Unless such notice is received at the Company’s corporate headquarters by its Corporate Secretary within the foregoing dates, such matter will be brought before the meeting only in the Company’s discretion, and proxies with respect to such matter will confer voting authority only if such matter comes before the meeting.

SCAN TO VIEW MATERIALS & VOTE MOMENTUS INC. 3901 N. FIRST STREET SAN JOSE, CA 95134 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 30, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MNTS2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 30, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D79759-P68322 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MOMENTUS INC. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. To elect to the Board of Directors the three nominees set forth in the accompanying proxy materials for a three- year term, or until their successors are duly elected and qualified. 01) Brian Kabot 02) Mitchel B. Kugler 03) Kimberly A. Reed The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Such other business may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. D79760-P68322 MOMENTUS INC. Annual Meeting of Shareholders May 31, 2022 9:00 AM, PDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint John Rood and Jikun Kim, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of MOMENTUS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on May 31, 2022, at the virtual annual meeting to be held at www.virtualshareholdermeeting.com/MNTS2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side